Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-292881 and 333-292881-01

Pricing Supplement No. 114 dated August 13, 2026

(To Product Supplement No. 1 dated February 13, 2026,

Market Measure Supplement No. 1 dated February 13, 2026,

Prospectus Supplement dated February 13, 2026

and Prospectus dated February 13, 2026)

Wells Fargo Finance LLC Medium Term-Notes Series B Fully and Unconditionally Guaranteed by Wells Fargo & Company

$32,047,470 Trigger Autocallable GEARS

Principal at Risk Securities Linked to the EURO STOXX 50® Index due August 15, 2031

Investment Description

The Trigger Autocallable GEARS (the “Securities”) are unsecured debt obligations of Wells Fargo Finance LLC (the “Issuer”) and fully and unconditionally guaranteed by Wells Fargo & Company (the “Guarantor”). Unlike ordinary debt securities, the Securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the Securities are automatically called or, if not automatically called, the payment at maturity, will depend, in each case, on the performance of the EURO STOXX 50® Index (the “Underlier”). If the Closing Value of the Underlier on the Observation Date is greater than or equal to the Autocall Barrier, the Securities will be automatically called, and the Issuer will pay you a Call Price equal to the Principal Amount of the Securities plus a Call Return. No further payments will be made on the Securities once they have been automatically called, and you will not participate in any appreciation of the Underlier if the Securities are automatically called. If the Securities are not automatically called and the Underlier Return is positive, the Issuer will pay the Principal Amount of the Securities at maturity plus a return equal to the Underlier Return multiplied by the Upside Gearing. The Upside Gearing will be set on the Trade Date. If the Underlier Return is zero or negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount of the Securities at maturity. However, if the Final Underlier Value is less than the Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the Principal Amount, if anything, resulting in a percentage loss on the Principal Amount of the Securities equal to the negative Underlier Return. In this case, you will have full downside exposure to the Underlier from the Initial Underlier Value to the Final Underlier Value, and will lose a significant portion, and possibly all, of your principal. Investing in the Securities involves significant risks. You may lose a significant portion or all of your principal. You will not receive any interest payments or dividends on the securities included in the Underlier. The Final Underlier Value is observed relative to the Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal feature applies only if you hold the Securities to maturity. Generally, the higher the Call Return on a Security, the greater the risk of loss on that Security. The Securities will not be listed or displayed on any securities exchange or any automated quotation system. All payments on the Securities are subject to credit risk, and you will have no ability to pursue any securities included in the Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

Features	Key Dates

❑Automatic Call: If the Closing Value of the Underlier on the Observation Date is greater than or equal to the Autocall Barrier, the Securities will be automatically called, and the Issuer will pay you a Call Price equal to the Principal Amount of the Securities plus a Call Return. No further payments will be made on the Securities once they have been automatically called, and you will not participate in any appreciation of the Underlier if the Securities are automatically called.

❑Enhanced Growth Potential: If the Securities are not automatically called and the Underlier Return is positive, the Issuer will pay the Principal Amount of the Securities at maturity plus a return equal to the Underlier Return multiplied by the Upside Gearing. The Upside Gearing feature will provide leveraged exposure to positive performance, if any, of the Underlier.

❑Downside Exposure with Contingent Repayment of Principal at Maturity: If the Securities are not automatically called and the Underlier Return is zero or negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount at maturity. However, if the Final Underlier Value is less than the Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return. You may lose a significant portion or all of your principal. All payments on the Securities are subject to credit risk, and you will have no ability to pursue any securities included in the Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

	Trade Date:	August 13, 2026
	Settlement Date: Observation Date[1]: Call Settlement Date[1]:	August 17, 2026 August 20, 2027 August 24, 2027
	Final Valuation Date[1]:	August 13, 2031
	Maturity Date[1]:	August 15, 2031
[1] The Observation Date, the Call Settlement Date, the Final Valuation Date and the Maturity Date are subject to postponement. See “Terms of the Securities” on page PRS-6 of this pricing supplement.
Security Offering

We are offering Trigger Autocallable GEARS linked to the EURO STOXX 50® Index. The Initial Underlier Value is the Closing Value (as defined below) of the Underlier on the Trade Date. The Securities are offered at a minimum investment of $1,000 (100 Securities).

Underlier	Call Return	Upside Gearing	Initial Underlier Value	Autocall Barrier	Downside Threshold	CUSIP/ ISIN
EURO STOXX 50® Index (SX5E)	18.00%	1.53	6,545.47	6,545.47, which is 100% of the Initial Underlier Value	4,909.10, which is 75% of the Initial Underlier Value (rounded to two decimal places)	95005F846 / US95005F8462

The current estimated value of the Securities is $9.79 per Security. The estimated value of the Securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the Securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The Securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment. The Securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Security	$10.00	$0.25	$9.75
Total	$32,047,470.00	$801,186.75	$31,246,283.25

(1) Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, and UBS Financial Services Inc. (“UBS”) are the agents for the distribution of the Securities. See “Estimated Value of the Securities” and “Supplemental Plan of Distribution” in this pricing supplement for further information.

UBS Financial Services Inc. Wells Fargo Securities

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with product supplement No. 1 dated February 13, 2026, market measure supplement No. 1 dated February 13, 2026, the prospectus supplement dated February 13, 2026 and the prospectus dated February 13, 2026 for additional information about the Securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, market measure supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦Product Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009729/wffprincipal-424b2_021326.htm

♦Market Measure Supplement No. 1 dated February 13, 2026:
https://www.sec.gov/Archives/edgar/data/72971/000183988226009710/wffseriesb-424b2_021326.htm

♦Prospectus Supplement dated February 13, 2026:
https://www.sec.gov/Archives/edgar/data/1738143/000183988226009700/seriesb-424b2_021326.htm

♦Prospectus dated February 13, 2026:
https://www.sec.gov/Archives/edgar/data/72971/000183988226009692/standalone-424b2_021326.htm

PRS-2

Estimated Value of the Securities

The Original Offering Price of each Security includes certain costs that are borne by you. Because of these costs, the estimated value of the Securities on the Trade Date is less than the Original Offering Price. The costs included in the Original Offering Price relate to selling, structuring, hedging and issuing the Securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the Securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the Securities and (iii) hedging and other costs relating to the offering of the Securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the Securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the Securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the Securities.

If the costs relating to selling, structuring, hedging and issuing the Securities were lower, or if the assumed rate we use to determine the economic terms of the Securities were higher, the economic terms of the Securities would be more favorable to you and the estimated value would be higher. The estimated value of the Securities as of the Trade Date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the Securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the Securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the Securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the Securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the Securities. This rate is used for purposes of determining the estimated value of the Securities since we expect secondary market prices, if any, for the Securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the Securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the Securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the Securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the Securities after issuance

The estimated value of the Securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the Securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the Securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the Securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the Trade Date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate Principal Amount of the Securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the Securities is likely to be less than the Original Offering Price.

If WFS or any of its affiliates makes a secondary market in the Securities at any time up to the Settlement Date or during the 9-month period following the Settlement Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the Securities that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 9-month period. If you hold the Securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.

PRS-3

If WFS or any of its affiliates makes a secondary market in the Securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the Securities are held and to commercial pricing vendors. If you hold your Securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the Securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the Securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the Securities. As a result, if you hold your Securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS or any of its affiliates.

The Securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the Securities from investors, they are not obligated to do so and are not required to make a market for the Securities. There can be no assurance that a secondary market will develop.

PRS-4

Investor Suitability
The Securities may be appropriate for you if:	The Securities may not be appropriate for you if:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire Principal Amount.

♦You can tolerate a loss of a significant portion or all of your Principal Amount, and you are willing to make an investment that may have the full downside market risk of the Underlier.

♦You believe the Underlier will appreciate over the term of the Securities.

♦You believe the Closing Value of the Underlier is likely to be greater than or equal to the Autocall Barrier on the Observation Date, or the Initial Underlier Value on the Final Valuation Date.

♦You are willing to invest in the Securities based on the Upside Gearing specified on the cover of this pricing supplement.

♦You understand and accept that, if the Securities are automatically called, you will not participate in any appreciation in the value of the Underlier and your potential return is limited to the Call Return.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlier.

♦You do not seek current income from this investment, and you are willing to forgo any dividends paid on the securities included in the Underlier.

♦You are willing and able to invest in Securities that may be called early and you are otherwise willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦You understand and are willing to accept the risks associated with the Underlier.

♦You are willing and able to assume the credit risk of Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, for all payments due to you under the Securities, including any repayment of principal.

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire Principal Amount.

♦You cannot tolerate the loss of a significant portion or all of your Principal Amount, or you are not willing to make an investment that may have the full downside market risk of the Underlier.

♦You believe the Underlier will depreciate over the term of the Securities and the Final Underlier Value is likely to be less than the Downside Threshold.

♦You do not believe the Closing Value of the Underlier is likely to be greater than or equal to the Autocall Barrier on the Observation Date, or the Initial Underlier Value on the Final Valuation Date.

♦You are unwilling to invest in the Securities based on the Upside Gearing specified on the cover of this pricing supplement.

♦You do not understand or accept that, if the Securities are automatically called, you will not participate in any appreciation in the value of the Underlier and your potential return is limited to the Call Return.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Underlier.

♦You seek current income from this investment, or you would prefer to receive any dividends paid on the securities included in the Underlier.

♦You are unable or unwilling to hold Securities that may be called early, or you are otherwise unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

♦You are unwilling to purchase Securities with an estimated value as of the Trade Date that is lower than the Original Offering Price, as set forth on the cover page.

♦You do not understand or are not willing to accept the risks associated with the Underlier.

♦You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦You are not willing or are unable to assume the credit risk of Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, for all payments due to you under the Securities, including any repayment of principal.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the Securities. For more information about the Underlier, please see the section titled “The Underlier” below.

PRS-5

Terms of the Securities
Issuer:	Wells Fargo Finance LLC
Guarantor:	Wells Fargo & Company
Original Offering Price:	$10 per Security
Principal Amount:	$10 per Security. References in this pricing supplement to a “Security” are to a security with a Principal Amount of $10.
Term:	Approximately 5 years, unless automatically called earlier
Underlier:	EURO STOXX 50® Index (Bloomberg ticker symbol: SX5E) (referred to as a “Market Measure” in the accompanying product supplement).
Automatic Call Feature:

If the Closing Value of the Underlier on the Observation Date is greater than or equal to the Autocall Barrier, the Securities will be automatically called, and the Issuer will pay you a Call Price equal to the Principal Amount of the Securities plus a Call Return.

If the Securities are automatically called, the positive return on the Securities will be limited to the Call Return, and you will not participate in any appreciation of the Underlier, which may be significant. If the Securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the Underlier at the Upside Gearing.

If the Securities are automatically called, they will cease to be outstanding on the Call Settlement Date, and you will have no further rights under the Securities after the Call Settlement Date. You will not receive any notice from us if the Securities are automatically called.

Call Price:	The Call Price per Security is $11.80, calculated based on the following formula: $10 + ($10 × Call Return)
Call Return:	18.00%
Payment at Maturity:

If the Securities are not automatically called, on the Maturity Date, you will be entitled to receive from the Issuer a cash payment per Security in U.S. dollars equal to the payment at maturity. The “payment at maturity” per Security will equal:

●If the Underlier Return is positive, the Issuer will pay the Principal Amount plus a return equal to the Underlier Return multiplied by the Upside Gearing. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Underlier Return × Upside Gearing)

●If the Underlier Return is zero or negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount at maturity of $10 per Security.

●If the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Underlier Return)

If the Securities are not automatically called and the Final Underlier Value is less than the Downside Threshold, your principal is fully exposed to the decline in the Underlier, and you will lose a significant portion or all of the Principal Amount of the Securities at maturity.

Upside Gearing:	1.53
Underlier Return:	Final Underlier Value – Initial Underlier Value Initial Underlier Value
Initial Underlier Value:	The Closing Value of the Underlier on the Trade Date, as specified on the cover of this pricing supplement.
Final Underlier Value:	The Closing Value of the Underlier on the Final Valuation Date
Closing Value:

Closing value has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Autocall Barrier:	100% of the Initial Underlier Value, as specified on the cover of this pricing supplement.
Downside Threshold:	75% of the Initial Underlier Value (rounded to two decimal places), as specified on the cover of this pricing supplement.
Calculation Agent:	Wells Fargo Securities, LLC
Market Disruption Events and Postponement Provisions:

The Observation Date and the Final Valuation Date are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the Call Settlement Date or the Maturity Date, as applicable, will be postponed if the Observation Date or the Final Valuation Date, as applicable, is postponed and will be adjusted for non-business days.

PRS-6

For more information regarding adjustments to the Observation Date, the Final Valuation Date, the Call Settlement Date, and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each of the Observation Date and the Final Valuation Date is a “calculation day” and each of the Call Settlement Date and the Maturity Date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

PRS-7

Investment Timeline
Trade Date:	The Initial Underlier Value is observed. The Autocall Barrier and Downside Threshold are determined and the Upside Gearing is set on the Trade Date.

Observation Date:

If the Closing Value of the Underlier on the Observation Date is greater than or equal to the Autocall Barrier, the Securities will be automatically called, and the Issuer will pay you a Call Price equal to the Principal Amount of the Securities plus a Call Return.

No further payments will be made on the Securities once they have been automatically called, and you will not participate in any appreciation of the Underlier if the Securities are automatically called.

Maturity Date:

If the Securities are not automatically called, the Final Underlier Value is observed and the Underlier Return is determined on the Final Valuation Date.

If the Underlier Return is positive, the Issuer will pay the Principal Amount plus a return equal to the Underlier Return multiplied by the Upside Gearing. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Underlier Return × Upside Gearing)

If the Underlier Return is zero or negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount at maturity of $10 per Security.

If the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, the Issuer will repay less than the Principal Amount at maturity, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Underlier Return)

If the Securities are not automatically called and the Final Underlier Value is less than the Downside Threshold, your principal is fully exposed to the decline in the Underlier, and you will lose a significant portion or all of the Principal Amount of the Securities at maturity.

Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose a significant portion or all of your principal. The Final Underlier Value is observed relative to the Downside Threshold only on the Final Valuation Date, and the contingent repayment of principal feature applies only if you hold the Securities to maturity. Generally, the higher the Call Return on a Security, the greater the risk of loss on that Security. All payments on the Securities are subject to credit risk, and you will have no ability to pursue any securities included in the Underlier for payment; if Wells Fargo Finance LLC, as Issuer, and Wells Fargo & Company, as Guarantor, default on their obligations, you could lose some or all of your investment.

PRS-8

Selected Risk Considerations

The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the Securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Final Underlier Value Is Less Than The Downside Threshold, You Will Lose A Significant Portion, And Possibly All, Of The Principal Amount Of Your Securities At Maturity.

If the Securities are not automatically called, we will not repay you a fixed amount on the Securities on the Maturity Date. The payment at maturity will depend on the direction of and percentage change in the Final Underlier Value relative to the Initial Underlier Value and the other terms of the Securities. Because the value of the Underlier will be subject to market fluctuations, the payment at maturity may be more or less, and possibly significantly less, than the Principal Amount of your Securities.

If the Securities are not automatically called and the Final Underlier Value is less than the Downside Threshold, the payment at maturity will be less than the Principal Amount, you will have full downside exposure to the decrease in the value of the Underlier from the Initial Underlier Value, and you will lose 1% of the Principal Amount for every 1% that the Final Underlier Value is less than the Initial Underlier Value. As a result, if the Final Underlier Value is less than the Downside Threshold, you will lose a significant portion, and possibly all, of the Principal Amount per Security at maturity. This is the case even if the value of the Underlier is greater than or equal to the Initial Underlier Value or the Downside Threshold at certain times during the term of the Securities.

If the Securities are not automatically called, even if the Final Underlier Value is greater than the Initial Underlier Value, the payment at maturity may only be slightly greater than the Principal Amount, and your yield on the Securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same Maturity Date.

If The Securities Are Automatically Called, Your Return Will Be Limited To The Call Return.

If the Securities are automatically called, the positive return on the Securities will be limited to the Call Return, and you will not participate in any appreciation of the Underlier, which may be significant. Accordingly, if the Securities are automatically called, the return on the Securities may be less than the return on a direct investment in the securities included in the Underlier. If the Securities are automatically called, you will no longer have the opportunity to participate in any appreciation of the Underlier at the Upside Gearing.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the Securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the Securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Upside Gearing Applies Only If You Hold The Securities To Maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the return you receive likely will not reflect the full economic effect of the Upside Gearing or the Securities themselves and may be less than the Upside Gearing times the Underlier’s return. You can receive the full benefit of the Upside Gearing only if you hold the Securities to maturity.

You Will Be Subject To Reinvestment Risk.

If your Securities are automatically called, the term of the Securities will be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to maturity.

A Higher Call Return And/Or A Lower Downside Threshold May Reflect Greater Expected Volatility Of The Underlier, Which Is Generally Associated With A Greater Risk Of Loss.

Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. In general, the greater the volatility of the Underlier, the greater the probability that the Underlier will experience a large decline over the term of the Securities and the Final Underlier Value will be less than the Downside Threshold. The Underlier has historically experienced significant volatility. As a result, there is a significant risk that the Final Underlier Value will be less than the Downside Threshold which will result in a loss of a significant portion, or all, of your principal. The terms of the Securities are set, in part, based on expectations about the volatility of the Underlier as of the Trade Date. Greater expected volatility of the Underlier as of the Trade Date may result in a higher Call Return and/or a lower Autocall Barrier and/or a lower Downside Threshold, but it also represents a greater expected likelihood as of the Trade Date that the Closing Value of the Underlier will be less than its Autocall Barrier on the Observation Date such that the Securities will not be automatically called for the Call Price, and that the Closing Value of the Underlier

PRS-9

will be less than the Downside Threshold on the Final Valuation Date such that you will lose a significant portion, and possibly all, of the Principal Amount at maturity. Accordingly, a higher Call Return will generally be indicative of a greater risk of loss while a lower Downside Threshold does not necessarily indicate that the Securities have a greater likelihood of returning your principal at maturity. If expectations about the volatility of the Underlier change over the term of the Securities, the value of the Securities may be adversely affected, and if the actual volatility of the Underlier proves to be greater than initially expected, the Securities may prove to be riskier than expected on the Trade Date.

Contingent Repayment Of Your Initial Investment Applies Only If You Hold The Securities To Maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a substantial loss relative to your initial investment, even if the value of the Underlier is greater than the Downside Threshold at the time of such sale.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the Securities, and we do not intend to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as described in this pricing supplement under “United States Federal Tax Considerations” as well as “Risk Factors—General Risk Factors Relating To All Securities—The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear” and “United States Federal Tax Considerations” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the Securities might be materially and adversely affected.

The Maturity Date May Be Postponed If The Final Valuation Date Is Postponed.

The Final Valuation Date will be postponed if the originally scheduled Final Valuation Date is not a trading day or if the Calculation Agent determines that a market disruption event has occurred or is continuing on the Final Valuation Date. If such a postponement occurs, the Maturity Date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To An Investment In Wells Fargo Finance LLC’s Debt Securities, Including The Securities

The Securities Are Subject To Credit Risk.

The Securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the Securities are subject to creditworthiness and you will have no ability to pursue any securities included in the Underlier for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the Securities and, in the event we and the Guarantor were to default on the obligations under the Securities and the guarantee, you may not receive any amounts owed to you under the terms of the Securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the Securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Debt Securities of Wells Fargo Finance LLC—Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Conveys, Transfers Or Leases All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such

PRS-10

assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

The securities will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Trade Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The Original Offering Price of the Securities includes certain costs that are borne by you. Because of these costs, the estimated value of the Securities on the Trade Date is less than the Original Offering Price. The costs included in the Original Offering Price relate to selling, structuring, hedging and issuing the Securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the Securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the Securities and (iii) hedging and other costs relating to the offering of the Securities. Our funding considerations are reflected in the fact that we determine the economic terms of the Securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the Securities were lower, or if the assumed rate we use to determine the economic terms of the Securities were higher, the economic terms of the Securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the Securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the Securities may be higher, and perhaps materially higher, than the estimated value of the Securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the Securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the Securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the Securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the Securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate Principal Amount of the Securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the Securities is likely to be less than the Original Offering Price.

If WFS or any of its affiliates makes a secondary market in the Securities at any time up to the Settlement Date or during the 9-month period following the Settlement Date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the Securities that are included in the Original Offering Price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 9-month period. If you hold the Securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement. If you hold your Securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the Securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

As described under “Estimated Value of the Securities” above, the payout on the Securities could be replicated by a hypothetical combination of financial instruments consisting of a non-interest bearing, fixed-income bond and one or more derivative instruments. As a result, the factors that influence the values of non-interest bearing, fixed-income bonds and derivative instruments will also influence the terms of the Securities at issuance and the value of the Securities prior to maturity.

PRS-11

The value of the Securities prior to maturity will be affected by the then-current value of the Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the Securities: performance of the Underlier; interest rates; volatility of the Underlier; time remaining to maturity; dividend yields on the securities included in the Underlier; volatility of currency exchange rates; and correlation between currency exchange rates and the Underlier. When we refer to the “value” of your Securities, we mean the value you could receive for your Securities if you are able to sell them in the open market before the Maturity Date.

In addition to the derivative component factors, the value of the Securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the Securities attributable to another factor, such as a change in the value of the Underlier. Because numerous factors are expected to affect the value of the Securities, changes in the value of the Underlier may not result in a comparable change in the value of the Securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The Securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates intend to make a secondary market in relation to the Securities, they are not obligated to do so. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the Securities, the price at which you may be able to sell your Securities is likely to depend on the price, if any, at which WFS is willing to buy your Securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your Securities prior to maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the Securities to maturity.

Risks Relating To The Underlier

Whether The Securities Will Be Automatically Called And The Payment At Maturity Will Depend Upon The Performance Of The Underlier And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underlier. Investing in the Securities is not equivalent to investing in the securities included in the Underlier. As an investor in the Securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Underlier for a period similar to the term of the Securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the Securities, you will not have any voting rights or any other rights that holders of the securities included in the Underlier would have.

●Historical Values Of The Underlier Should Not Be Taken As An Indication Of The Future Performance Of The Underlier During The Term Of The Securities.

●Changes That Affect The Underlier May Adversely Affect The Value Of The Securities, Whether The Securities Will Be Automatically Called And The Payment At Maturity.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Underlier.

●We And Our Affiliates Have No Affiliation With The Underlier Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

The Securities Are Subject To Risks Relating To Non-U.S. Securities Markets.

The equity securities composing the Underlier are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Securities Do Not Provide Direct Exposure To Fluctuations In Exchange Rates Between The U.S. Dollar And The Euro.

The Underlier is composed of non-U.S. securities denominated in euros. Because the value of the Underlier is also calculated in euros (and not in U.S. dollars), the performance of the Underlier will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. In addition, any payments on the Securities determined based on the performance of the Underlier will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. Therefore, holders of the Securities will not benefit from any appreciation of the euro relative to the U.S. dollar.

PRS-12

Risks Relating To Conflicts Of Interest

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of UBS, WFS or any other dealer participating in the distribution of the Securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the Securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the Securities, and in so doing they will have no obligation to consider your interests as an investor in the Securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the Securities.

●The Calculation Agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the Securities. WFS, which is our affiliate, will be the Calculation Agent for the Securities. As Calculation Agent, WFS will determine any values of the Underlier and make any other determinations necessary to calculate any payments on the Securities. In making these determinations, WFS may be required to make discretionary judgments that may adversely affect any payments on the Securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the Securities, and WFS’s determinations as Calculation Agent may adversely affect your return on the Securities.

●The estimated value of the Securities was calculated by our affiliate and is therefore not an independent third-party valuation.

●Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the Securities and may adversely affect the value of the Underlier.

●Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Underlier may adversely affect the value of the Underlier.

●Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of the Underlier.

●Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of the Underlier.

●A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the Securities to you.

PRS-13

Hypothetical Examples and Return Table of the Securities

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The tables, profile and examples below illustrate the payment upon an automatic call or at maturity for a $10 Principal Amount Security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Initial Underlier Value, Upside Gearing, Autocall Barrier, Downside Threshold or Call Return. The hypothetical Initial Underlier Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Underlier Value. The actual Initial Underlier Value, Upside Gearing, Autocall Barrier, Downside Threshold and Call Return are set forth on the cover page and under “Terms of the Securities” above. For actual historical data of the Underlier, see the historical information set forth herein. The payout profile, return tables and examples below assume that an investor purchases the Securities for $10.00 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual payment upon an automatic call or at maturity and resulting total return will depend on the actual terms of the Securities.

Hypothetical Initial Underlier Value:	100.00
Hypothetical Autocall Barrier:	100.00 (100% of the hypothetical Initial Underlier Value)
Hypothetical Upside Gearing:	1.02
Hypothetical Downside Threshold:	90.00 (90% of the hypothetical Initial Underlier Value)
Hypothetical Call Return:	5.00%

Hypothetical Payout Profile

80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
1.02 times Underlier return
Observation Date (Call Return 5.00%)
10% contingent downside protection
-10%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Percentage Change of Underlier
Hypothetical Security Return at Maturity
Hypothetical Underlier Return
Hypothetical Call Return

PRS-14

Hypothetical Payment upon an Automatic Call

Closing Value of Underlier on Observation Date	Underlier Return[1]	Payment upon Automatic Call	Total Return on Securities upon Automatic Call[2]
180.00	80.00%	$10.50	5.00%
170.00	70.00%	$10.50	5.00%
160.00	60.00%	$10.50	5.00%
150.00	50.00%	$10.50	5.00%
140.00	40.00%	$10.50	5.00%
130.00	30.00%	$10.50	5.00%
120.00	20.00%	$10.50	5.00%
110.00	10.00%	$10.50	5.00%
105.00	5.00%	$10.50	5.00%
100.00	0.00%	$10.50	5.00%
95.00	-5.00%	N/A	N/A
90.00	-10.00%	N/A	N/A
80.00	-20.00%	N/A	N/A
70.00	-30.00%	N/A	N/A
60.00	-40.00%	N/A	N/A
50.00	-50.00%	N/A	N/A
40.00	-60.00%	N/A	N/A
30.00	-70.00%	N/A	N/A
20.00	-80.00%	N/A	N/A
10.00	-90.00%	N/A	N/A
0.00	-100.00%	N/A	N/A

[1]

As used in this table, the “underlier return” is equal to (i) the Closing Value of the Underlier on the Observation Date minus the Initial Underlier Value divided by (ii) the Initial Underlier Value, expressed as a percentage.

[2]	The “total return” is the number, expressed as a percentage, that results from comparing the payment upon automatic call to the purchase price of $10 per Security.

PRS-15

Example 1 – Securities are Automatically Called on the Observation Date

Date	Closing Value	Payment (per Security)
Observation Date	130.00	Closing Value of Underlier at or above Autocall Barrier; Securities are automatically called; Issuer pays the Call Price on the Call Settlement Date.
Call Price (per Security):		$10.50
Total Return:		5.00%

Because the Closing Value of the Underlier is greater than or equal to the Autocall Barrier on the Observation Date, the Securities are automatically called on the Observation Date. The Issuer will pay you on the Call Settlement Date a Call Price of $10.50 per Security for a total return of 5.00% on the Securities. No further amounts will be owed to you under the Securities.

As indicated in this example, if the Securities are automatically called, your return on the Securities will not exceed the Call Return, regardless of any appreciation of the Underlier, which may be significant.

PRS-16

Hypothetical Payment at Maturity if the Securities are NOT Automatically Called:

Final Underlier Value	Underlier Return	Payment at Maturity	Total Return on Securities at Maturity[1]
180.00	80.00%	$18.16	81.60%
170.00	70.00%	$17.14	71.40%
160.00	60.00%	$16.12	61.20%
150.00	50.00%	$15.10	51.00%
140.00	40.00%	$14.08	40.80%
130.00	30.00%	$13.06	30.60%
120.00	20.00%	$12.04	20.40%
110.00	10.00%	$11.02	10.20%
105.00	5.00%	$10.51	5.10%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
89.00	-11.00%	$8.90	-11.00%
80.00	-20.00%	$8.00	-20.00%
70.00	-30.00%	$7.00	-30.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
40.00	-60.00%	$4.00	-60.00%
30.00	-70.00%	$3.00	-70.00%
20.00	-80.00%	$2.00	-80.00%
10.00	-90.00%	$1.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

[1]	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

PRS-17

Example 2 – Securities are NOT Automatically Called and the Final Underlier Value is Above the Initial Underlier Value

Date	Closing Value	Payment (per Security)
Observation Date	85.00	Closing Value of Underlier below Autocall Barrier; Securities NOT automatically called
Final Valuation Date	110.00	Closing Value of Underlier above Initial Underlier Value; Issuer pays Principal Amount plus a return equal to the Underlier Return times the Upside Gearing on the Maturity Date.
Payment at Maturity (per Security):		$11.02
Total Return:		10.20%

Because the Closing Value of the Underlier is less than the Autocall Barrier on the Observation Date, the Securities are not automatically called. The Closing Value of the Underlier increases 10.00% from the Initial Underlier Value of 100.00 to a Final Underlier Value of 110.00, resulting in an Underlier Return of 10.00%.

Because the Underlier Return of 10.00% is positive, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Underlier Return × Upside Gearing)

$10 + ($10 × 10.00% × 1.02) = $10 + $1.02 = $11.02

The payment at maturity of $11.02 per Security represents a total return on the Securities of 10.20%.

Example 3 – Securities are NOT Automatically Called and the Final Underlier Value is At or Below the Initial Underlier Value but At or Above the Downside Threshold

Date	Closing Value	Payment (per Security)
Observation Date	85.00	Closing Value of Underlier below Autocall Barrier; Securities NOT automatically called
Final Valuation Date	95.00	Closing Value of Underlier below Initial Underlier Value but at or above Downside Threshold; Issuer repays Principal Amount on the Maturity Date.
Payment at Maturity (per Security):		$10.00
Total Return:		0.00%

Because the Closing Value of the Underlier is less than the Autocall Barrier on the Observation Date, the Securities are not automatically called. The Closing Value of the Underlier decreases 5.00% from the Initial Underlier Value of 100.00 to a Final Underlier Value of 95.00, resulting in an Underlier Return of -5.00%.

Because the Underlier Return is negative but the Final Underlier Value is greater than or equal to the Downside Threshold, the Issuer will repay the Principal Amount at maturity of $10.00 per Security.

The payment at maturity of $10.00 per Security represents a total return on the Securities of 0.00%.

PRS-18

Example 4 – Securities are NOT Automatically Called and the Final Underlier Value is Below the Downside Threshold

Date	Closing Value	Payment (per Security)
Observation Date	85.00	Closing Value of Underlier below Autocall Barrier; Securities NOT automatically called
Final Valuation Date	50.00	Closing Value of Underlier below Downside Threshold; Issuer will repay less than the Principal Amount resulting in a percentage loss on your investment equal to the negative Underlier Return.
Payment at Maturity (per Security):		$5.00
Total Return:		-50.00%

Because the Closing Value of the Underlier is less than the Autocall Barrier on the Observation Date, the Securities are not automatically called. The Closing Value of the Underlier decreases 50.00% from the Initial Underlier Value of 100.00 to a Final Underlier Value of 50.00, resulting in an Underlier Return of -50.00%.

Because the Underlier Return is negative and the Final Underlier Value is less than the Downside Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Underlier Return)

$10 + ($10 × -50.00%) = $5.00

The payment at maturity of $5.00 per Security represents a loss on the Securities of 50.00%, which reflects the Underlier Return of -50.00%.

If the Securities are not automatically called and the Final Underlier Value is less than the Downside Threshold, at maturity the Issuer will repay less than the Principal Amount, if anything, resulting in a percentage loss on your principal equal to the negative Underlier Return. In this case, you will have full downside exposure to the Underlier from the Initial Underlier Value to the Final Underlier Value, and will lose a significant portion, and possibly all, of your principal.

PRS-19

The Underlier

The EURO STOXX 50® Index is a free-float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on major Eurozone exchanges. For more information about the EURO STOXX 50® Index, see “Description of Equity Indices—The STOXX Benchmark Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the Underlier in the graph below from Bloomberg Finance L.P., without independent verification.

The following graph sets forth daily closing levels of the Underlier for the period from January 4, 2021 to August 13, 2026. The closing level on August 13, 2026 was 6,545.47. The historical performance of the Underlier should not be taken as an indication of its future performance during the term of the Securities.

EURO STOXX 50® Index Daily Closing Levels
Daily Closing Level
7000
6000
5000
4000
3000
2000
1000
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_______

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”) and/or its licensors (“Licensors”), which is used under license.

PRS-20

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Generally, this discussion assumes that you purchased the Securities for cash in the original issuance at the stated Original Offering Price and does not address other circumstances specific to you. Moreover, as discussed in the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a Security relates is a U.S. real property holding corporation or a passive foreign investment company. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder (as defined in the accompanying product supplement) in the case of a passive foreign investment company, or to a Non-U.S. Holder (as defined in the accompanying product supplement) in the case of a U.S. real property holding corporation. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a Security.

In the opinion of our counsel, it is reasonable to treat a Security as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes, as more fully described in “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts that are Open Transactions” in the accompanying product supplement.

By purchasing a Security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. Assuming this treatment is respected, the gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year and short-term capital gain or loss otherwise. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected.

Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative tax treatments of the Securities and potential changes in applicable law.

Non-U.S. Holders. If you are a non-U.S. Holder, please also read the section entitled “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement.

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each, an “Underlying Security”). An IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027, that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Securities and representations provided by us, our counsel is of the opinion that the Securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m). A determination that the Securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the Securities.

In the event of any withholding on the Securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

PRS-21

Supplemental Plan of Distribution

WFS, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, and UBS will act as agents for the Securities and will purchase the Securities at the Original Offering Price less the underwriting discount indicated on the cover page of this pricing supplement. UBS may sell all or part of the Securities that it purchases from us to investors at the Original Offering Price, or to its affiliates at the Original Offering Price less a concession not in excess of the agent discount set forth on the cover of this pricing supplement.

The agents or one or more of their respective affiliates expect to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the Securities. If WFS, UBS or any other dealer participating in the distribution of the Securities or any of their affiliates conduct hedging activities for us in connection with the Securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the Securities to you.

Approved Jurisdictions

In accordance with and subject to an agent accession agreement among Wells Fargo Finance LLC, Wells Fargo & Company and UBS, UBS will not offer, sell or deliver the Securities in any jurisdiction other than the United States.

PRS-22

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Wells Fargo Finance LLC and Wells Fargo & Company, when the Securities offered by this pricing supplement have been issued by Wells Fargo Finance LLC pursuant to the indenture, the trustee has made, in accordance with the instructions of Wells Fargo Finance LLC, the appropriate entries or notations in its records relating to the master global note that represents such Securities (the “master note”) identifying such Securities as supplemental obligations thereunder, and such Securities have been delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Wells Fargo Finance LLC and the related guarantee will constitute a valid and binding obligation of Wells Fargo & Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii)(x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Wells Fargo & Company’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Wells Fargo & Company or Wells Fargo Finance LLC, the indenture, the master note and the Securities (the indenture, the master note and the Securities referred to collectively as the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated January 22, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by Wells Fargo & Company on January 22, 2026.

PRS-23